UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 18, 2015

ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-31775	86-1062192
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas		75254
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code (972) 490-9600

Check the appropriated box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
As previously reported, Ashford Hospitality Trust, Inc. (the “Company”) has formed Ashford Hospitality Select, Inc. (“Ashford Select”), a new privately-held company dedicated to investing primarily in existing premium branded, upscale and upper-midscale, select-service hotels, including extended stay hotels, in the United States. The Company intends to contribute or sell to Ashford Select a high-quality, geographically diverse portfolio of 16 hotels, located in ten states, comprised of 2,560 total guestrooms and operated under upscale or upper-midscale premium brands affiliated with Marriott International, Inc.
On February 18, 2015, Ashford Hospitality Limited Partnership (“Ashford Trust OP’), the Company’s operating partnership, entered into four agreements for the contribution or sale of the portfolio of 16 select-service hotels to Ashford Select and its subsidiaries, including its operating partnership Ashford Hospitality Select Limited Partnership (“Ashford Select OP”), for aggregate consideration of approximately $321.0 million, which will be payable through the assumption of approximately $232.5 million of aggregate property level debt, the payment of approximately $66.4 million in cash and the issuance of approximately $22.1 million in equity interests of Ashford Select. The material terms of the agreements are summarized below.
Consummation of the transactions contemplated by each of the agreements described below is contingent upon, among other factors, the negotiation of certain definitive agreements, the availability of acceptable financing, the receipt of all necessary third-party consents (including lender consents), and other customary closing conditions. Accordingly, the Company can give no assurance that all or part of the transactions will be consummated or that, if consummated, what the terms or timing of any such transaction will be.
Contribution Agreement by and between Ashford Select, Ashford Select OP and Ashford Trust OP (the “Manchester Contribution Agreement”).
Pursuant to the Manchester Contribution Agreement, Ashford Trust OP has agreed to contribute to Ashford Select OP a 100% membership interest in Ashford IHC LLC and an 84.9% limited partnership interest in Ashford IHC Partners LP, which together represent an 85% indirect ownership interest in each of the Courtyard Manchester, Connecticut and the Residence Inn Manchester, Connecticut and the related operating lessees. The contribution consideration for these entities will be comprised of $5,254,044 in cash, $12,021,750 in debt assumption and $1,359,540 in equity interests in Ashford Select. The transfer of the equity interests is intended to be governed by Section 721(a) of the Internal Revenue Code (the “Code”); however, the portion of the consideration payable in cash or equity interests will be treated as a sale for federal income tax purposes.

Contribution Agreement by and between Ashford Select, Ashford Select OP and Ashford Credit Holdings LLC and Ashford Trust OP (the “13 Property Contribution Agreement”).
Pursuant to the 13 Property Contribution Agreement, Ashford Trust OP and Ashford Credit Holding LLC, a wholly owned subsidiary of Ashford Trust OP, have agreed to contribute to Ashford Select OP 100% of the equity interest in various entities that together, directly or indirectly, own the following 13 hotels:

•	Courtyard Columbus, Indiana;

•	Springhill Suites Linthium (BWI Airport), Maryland;

•	Residence Inn Las Vegas, Nevada;

•	Springhill Suites Gaithersburg, Maryland;

•	Springhill Suites Centreville, Virginia;

•	Courtyard Louisville, Kentucky;

•	Residence Inn Lake Buena Vista, Florida;

•	Courtyard Ft. Lauderdale, Florida;

•	Residence Inn Orlando, Florida;

•	Residence Inn Salt Lake City, Utah;

•	Courtyard Overland park, Kansas;

•	Courtyard Palm Desert, California; and

•	Residence Inn Palm Desert, California.
The contribution consideration for these entities will be comprised of $50,586,620 in cash, $209,820,000 in debt assumption and $20,761,100 in equity interests in Ashford Select. Additionally, the aggregate consideration may be increased by up to $10,000,000 (payable 75% in cash and 25% in equity interests in Ashford Select), based on the performance of the entire 16-hotel portfolio that is the subject of the Manchester Contribution Agreement, the 13 Property Contribution Agreement and the Jacksonville Purchase Agreement (defined below) during the period commencing on the closing date and ending on December 31, 2016. The transfer of the equity interests is intended to be governed by Section 721(a) of the Code; however the portion of the consideration payable in cash or equity interests will be treated as a sale for federal income tax purposes.
Purchase and Sale Agreement by and between Ashford TRS VI Corporation (“Ashford TRS VI”), Ashford Select and Ashford Select OP (the “Jacksonville Sale Agreement”).
Pursuant to the Jacksonville Sale Agreement, Ashford TRS VI, a wholly-owned subsidiary of Ashford TRS Corporation (“Ashford TRS”), which is a wholly-owned subsidiary of Ashford Trust OP, has agreed to sell to Ashford Trust OP a 100% membership interest in an entity which indirectly owns the Residence Inn Jacksonville, Florida. In connection with this sale, Ashford Select OP will assume $10,662,552 in existing debt and pay an additional $7,109,270 in cash to Ashford TRS VI.

Purchase and Sale Agreement by and between Ashford TRS, Ashford TRS VI, Ashford Select TRS Corporation (“Ashford Select TRS”) (the “TRS Sale Agreement”).
Pursuant to the TRS Sale Agreement, Ashford TRS and Ashford TRS VI, have agreed to sell to Ashford Select TRS 100% of the equity interest in various entities that together serve as the operating lessees for the 14 hotel properties being conveyed pursuant to the 13 Property Contribution Agreement and the Jacksonville Sale Agreement described above, in exchange for $3,412,000 in cash.
Indemnity Provisions
In connection with the contributions and sales described in each of the Manchester Contribution Agreement, the 13 Property Contribution Agreement, the Jacksonville Sale Agreement and the TRS Sale Agreement, Ashford Select and Ashford Select OP have agreed to become parties to the existing guaranties and environmental indemnities or to enter into replacement guaranties or environmental indemnities, related to the loans being assumed, in substantially the form of the existing guarantees or environmental indemnities, as applicable. Further, Ashford Select and Ashford Select OP have agreed to indemnify each existing guarantor from and against any and all losses and claims related to retained guaranteed obligations until the related guaranteed obligations are paid in full or the related existing guarantor is released from the applicable guarantee.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 23, 2015

ASHFORD HOSPITALITY TRUST, INC.

By: /s/ DAVID A. BROOKS
David A. Brooks
Chief Operating Officer and General Counsel